EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
Fresh Start Private Management, Inc.

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 constituting a part of this Registration Statement of our report dated April 15, 2013, relating to the consolidated financial statements of Fresh Start Private Management, Inc., appearing in the entity’s Annual Report on Form 10-K for the year ended December 31, 2012.

/s/ Kling & Pathak LLP

January 8, 2014

Cerritos, California